UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California		94128-8999
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On January 31, 2013, Visa Inc., Visa International Service Association and Visa U.S.A. Inc. (together the “Company”) entered into a 364-day, unsecured $3.0 billion revolving credit facility (the “Credit Facility”) with Bank of America, N.A., as administrative agent and the lenders party thereto. JPMorgan Chase Bank, N.A., acted as syndication agent in connection with the Credit Facility; and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Standard Chartered Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., U.S. Bank National Association, Wells Fargo Securities, LLC, The Bank of China, Los Angeles Branch, and Canadian Imperial Bank of Commerce, New York Agency, acted as joint lead arrangers and joint book runners in connection with the Credit Facility. The Credit Facility, which expires on January 30, 2014, replaced the Company’s prior $3.0 billion credit facility, which was to expire on February 15, 2013.

The Credit Facility provides the Company with a revolving credit facility with a borrowing capacity of up to $3.0 billion. Borrowings under the Credit Facility are available for general corporate purposes. Interest on the borrowings under the Credit Facility would be charged at the London Interbank Offered Rate (LIBOR) or an alternative base rate, in each case plus applicable margins that fluctuate based on the applicable rating of senior unsecured long-term debt securities of Visa Inc. The Company has agreed to pay a commitment fee which will fluctuate based on such applicable rating of Visa Inc.

Other material terms are:

•	a financial covenant which requires the Company to maintain a Consolidated Indebtedness to Consolidated EBITDA Ratio (as defined in the Credit Facility) of not greater than 3.75 to 1.00;

•

customary restrictive covenants, which limit the Company’s ability to, among other things, create certain liens, effect fundamental changes to its business, or merge or dispose of substantially all of its assets, subject in each case to customary exceptions and amounts;

•

customary events of default, upon the occurrence of which, after any applicable grace period, the requisite lenders will have the ability to accelerate all outstanding loans thereunder and terminate the commitments; and

•	other customary and standard terms and conditions.

The Company currently has no borrowings under the Credit Facility.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Facility, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The participating lenders in the Credit Facility include certain holders of Visa Inc.’s class B and class C common stock, certain of the Company’s customers, and their affiliates.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the terms and conditions of the Credit Facility in Item 1.01 hereof is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	364-Day Revolving Credit Agreement, Dated January 31, 2013, by and among Visa Inc., Visa International Service Association and Visa U.S.A. Inc. and the Lenders and Administrative Agent party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: January 31, 2013
	By:	/s/ Byron H. Pollitt

Byron H. Pollitt Chief Financial Officer